 QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94118) of Crown Pacific Partners, L.P. of our report dated January 21, 2000 appearing on page F-17 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page F-19 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
March 29, 2000

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS